SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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Taysha Gene Therapies, Inc.

(Name of Registrant as Specified In Its Charter)

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Your Vote Counts!
TAYSHA GENE THERAPIES, INC. 2022 Annual Meeting Vote in advance by June 16, 2022 11:59 PM ET

TAYSHA GENE THERAPIES, INC. 3000 PEGASUS PARK DRIVE SUITE 1430 DALLAS, TEXAS 75247

D82381-P68048

You invested in TAYSHA GENE THERAPIES, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the 2022 Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 17, 2022.

Get informed before you vote

View the Annual Report and Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 3, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

    *Please check the meeting materials for any special requirements for meeting attendance.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends

1.	To elect the Board’s Class II Director nominees, Phillip B. Donenberg and Sukumar Nagendran, to the Board of Directors to hold office until the 2025 Annual Meeting of Stockholders.

Nominees:
	01) Phillip B. Donenberg	For
02) Sukumar Nagendran

2.

To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022.

For

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment, continuation, or postponement thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

D82382-P68048